EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 7th day of April, 2005, by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Administrative Agent, the “Agents”) and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Agents have previously entered into a certain Credit Agreement dated as of March 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of January 19, 2005, among the Borrower, the Banks and the Agents (as so amended, the “Credit Agreement”); and

WHEREAS, in connection with the Credit Agreement, Forest City Enterprises, Inc. (the “Parent”) made and entered into a certain Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of March 22, 2004, as amended by that certain First Amendment to Guaranty of Payment of Debt dated as of January 19, 2005 and that certain Second Amendment to Guaranty of Payment of Debt dated as of the date hereof (as so amended, the “Guaranty”); and

WHEREAS, the Borrower, the Banks and the Agents desire to make certain amendments to the Credit Agreement to, among other things, extend the Termination Date, increase the Total Revolving Loan Commitments and provide for a swing line facility, subject to the terms and conditions contained herein; and

WHEREAS, the Banks and the Agents are willing to amend the Credit Agreement on the respective terms and conditions set forth herein and such terms and conditions are agreeable to the Borrower and to the Parent.

NOW, THEREFORE, it is mutually agreed as follows:

1. AMENDMENT TO ARTICLE I OF THE CREDIT AGREEMENT. Article I of the Credit Agreement shall be amended as follows:

(a) Amendment of Definition of “Commitment". The definition of “Commitment” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Commitment” shall mean the obligation of each Bank, during the applicable Commitment Period, to make Revolving Loans and to participate in Swing Loans, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the column headed “Maximum Amount” on Exhibit A attached hereto (as such Exhibit A may be amended or otherwise modified from time to time pursuant to Section 5.07(a) or Section 13.08 hereof), or such lesser amount as shall be determined pursuant to Section 5.07(b) hereof.

(b) Amendment of Definition of “Commitment Increase Period". The definition of “Commitment Increase Period” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Commitment Increase Period” shall mean the period from the Second Amendment Closing Date to the second anniversary of the Second Amendment Closing Date, or such later date as shall be agreed to in writing by the Agent.

(c) Amendment of Definition of “Commitment Period". The definition of Commitment Period contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Commitment Period” shall mean (a) with respect to the Banks other than the Additional Banks, and with respect to the Closing Date Commitment Amount, the period from the Closing Date until the Termination Date and (b) with respect to each Additional Bank and each Bank with an Additional Commitment, if any, the period from the Additional Bank Assumption Effective Date applicable to such Additional Bank or such Bank with an Additional Commitment until the Termination Date.

(d) Amendment of Definition of “Loans". The definition of “Loan” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

"Loan” means a Revolving Loan or a Swing Loan.

(e) Amendment of Definition of “Note” and “Notes". The definitions of “Note” and “Notes” contained in Article I of the Credit Agreement shall be amended by deleting them in their entirety and replacing them with the following:

"Note” or “Notes” shall mean (a) a note or notes substantially in the form of Exhibit D attached hereto, executed and delivered by the Borrower pursuant to Section 2.05, 5.07 or 13.08 hereof, as applicable, and as each such Note may be, from time to time, amended, restated or otherwise modified and all replacements therefor, or (b) a Swing Line Note.

(f) Amendment of Definition of “Required Banks". The definition of Required Banks contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“Required Banks” means, at any time, Banks having at least 66.67% of the Total Revolving Loan Commitments or, if the Total Revolving Loan Commitments shall have been terminated, Banks holding at least 66.67% of the aggregate unpaid principal amount outstanding under the Notes (other than the Swing Line Notes).

(g) Amendment of Definition of “Termination Date". The definition of “Termination Date” contained in Article I of the Credit Agreement shall be amended by deleting the date of “March 22, 2007” contained therein and replacing it with the date “March 31, 2008”, but leaving it the same in all other respects.

(h) Addition of Definition of “Mandatory Request”. Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Mandatory Request”:

"Mandatory Request” shall have the meaning set forth in Section 2.07(b) hereof.

(i) Addition of Definition of “Maximum Swing Line Amount". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Maximum Swing Line Amount”:

"Maximum Swing Line Amount” shall mean Forty Million Dollars ($40,000,000).

(j) Addition of Definition of “Revolving Credit Exposure". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Revolving Credit Exposure”:

"Revolving Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure and (c) the LC Obligations outstanding.

(k) Addition of Definition of “Second Amendment Closing Date". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Second Amendment Closing Date”:

"Second Amendment Closing Date” shall mean the date upon which all of the conditions to the effectiveness of the Second Amendment to Credit Agreement have been satisfied by the Borrower or waived in writing by the Agents.

(l) Addition of Definition of “Second Amendment to Credit Agreement". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Second Amendment to Credit Agreement”:

"Second Amendment to Credit Agreement” shall mean the Second Amendment to Credit Agreement, dated as of April 7, 2005, among the Borrower, the Banks party to the Agreement as of the date thereof and the Agents.

(m) Addition of Definition of “Swing Line". Article I of the Credit Agreement shall be amended by adding in its appropriate alphabetical place, the following definition for “Swing Line”:

"Swing Line” shall mean the credit facility established by the Swing Line Lenders for the Borrower in accordance with Section 2.07 hereof.

(n) Addition of Definition of “Swing Line Commitment". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Line Commitment”:

"Swing Line Commitment” shall mean the commitment of each Swing Line Lender to make Swing Loans to the Borrower, on an equal basis, up to the Maximum Swing Line Amount.

(o) Addition of Definition of “Swing Line Exposure". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Line Exposure”:

"Swing Line Exposure” shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

(p) Addition of Definition of “Swing Line Lenders". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Line Lenders”:

"Swing Line Lenders” shall mean KeyBank National Association and National City Bank, as the holders of the Swing Line Commitment.

(q) Addition of Definition of “Swing Line Note". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Line Note”:

"Swing Line Note” shall mean a note or notes substantially in the form of Exhibit D-1 attached hereto, executed and delivered by the Borrower pursuant to Section 2.07(d) hereof, and as such Swing Line Note may be, from time to time, amended, restated or otherwise modified and replacements therefor

(r) Addition of Definition of “Swing Loan". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Loan”:

"Swing Loan” shall mean a loan granted to the Borrower by the Swing Line Lenders under the Swing Line.

(s) Addition of Definition of “Swing Loan Maturity Date". Article I of the Credit Agreement shall be amended by adding, in its appropriate alphabetical place, the following definition for “Swing Loan Maturity Date”:

“Swing Loan Maturity Date” shall mean, with respect to any Swing Loan, the earlier of (a) three (3) Cleveland Banking Days after the date such Swing Loan is made or (b) the Termination Date.

2. AMENDMENT TO ARTICLE II OF THE CREDIT AGREEMENT. Article II of the Credit Agreement shall be amended as follows:

(a) Amendment to Section 2.01. Section 2.01 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

SECTION 2.01. AMOUNT OF THE REVOLVING LOAN FACILITY. The aggregate outstanding principal amount of the Revolving Loans plus the LC Obligations outstanding from time to time plus the Swing Line Exposure shall not exceed the Total Revolving Loan Commitments in effect at the time. No Bank shall be obligated to make any Revolving Loans or issue any letter of credit if, after giving effect to such Revolving Loan or LC Obligations, (a) such Bank’s Pro rata share of all Revolving Loans, Swing Loans and LC Obligations then outstanding would exceed such Bank’s Commitment or (b) the aggregate amount of all Revolving Loans, Swing Loans and LC Obligations then outstanding plus the Permitted Non-Affiliate Loan Reserve would exceed the Total Revolving Loan Commitments in effect at the time.

(b) Amendment to Section 2.03(a). Section 2.03(a) of the Credit Agreement shall be amended by adding the phrase “and outstanding Swing Loans (if a participant in Swing Loans pursuant to Section 2.07(c) hereof)” after the term “LC Obligations” in the second sentence thereof, but leaving it the same in all other respects.

(c) Amendment to Section 2.06. Section 2.06 of the Credit Agreement shall be amended by adding the phrase “evidencing the Revolving Loans” after the word “Notes”, but leaving it the same in all other respects.

(d) Addition of New Section 2.07. Article II of the Credit Agreement shall be amended by adding a new Section 2.07 as follows:

SECTION 2.07. SWING LOANS. (a) Subject to and upon the terms and conditions of this Agreement, during the Commitment Period, each Swing Line Lender agrees to make a Swing Loan or Swing Loans to the Borrower in an amount equal to one-half (1/2) of the amount or amounts as the Borrower may from time to time request; provided, that the Borrower shall not request any Swing Loan if, after giving effect thereto (i) the aggregate outstanding principal amount of all Revolving Loans plus the Swing Line Exposure plus the LC Obligations then outstanding plus the Permitted Non-Affiliate Loan Reserve would exceed the Total Revolving Loan Commitments then in effect or (ii) the Swing Line Exposure would exceed the Maximum Swing Line Amount. Each Swing Loan shall bear interest at a per annum rate equal to the Federal Funds Effective Rate plus 195 basis points (for each day elapsed) and shall be due and payable on the Swing Loan Maturity Date applicable thereto. The Borrower shall not request that more than one (1) Swing Loan to each Swing Line Lender be outstanding at any time.

(b) On any Cleveland Banking Day, the Swing Line Lenders may, in their sole discretion, give notice to the Banks and the Borrower that one or more of their outstanding Swing Loans shall be refinanced as a Revolving Loan; provided, that (i) each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 10.06 or 10.07 hereof or upon the exercise of any of the remedies provided in Section 11.01(b) or 11.02(b) hereof and (ii) no Swing Line Lender shall make such request without the other Swing Line Lender joining in such request. Such Revolving Loan initially shall bear interest based on the Base Rate Option. On the Cleveland Banking Day immediately following the date such notice has been given (or deemed given), the Borrower shall be deemed to have requested (the “Mandatory Request”) a Revolving Loan in the aggregate principal amount of the Swing Loans of each Swing Line Lender in accordance with Section 5.01 hereof (other than the requirement set forth in Section 5.01(a)(i)). Each Bank agrees to make a Revolving Loan in an amount equal to its Pro rata share of such Revolving Loan on the date of the Mandatory Request, subject to no conditions precedent whatsoever. Each Bank acknowledges and irrevocably agrees that such Bank’s obligation to make a Revolving Loan when required by this Section 2.07(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Possible Default or Event of Default or whether or not the agreements and conditions of Article V are then satisfied and that its payment to the Agent, for the respective accounts of the Swing Line Lenders, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Commitment shall have been reduced or terminated. The Borrower irrevocably authorizes and instructs the Agent to apply the proceeds of any borrowing pursuant to this Section 2.07(b) to repay in full such Swing Loans.

(c) If, for any reason, the Agent is unable to or, in the opinion of the Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.07(b), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and the Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action being necessary or required, each Swing Line Lender hereby agrees to grant to each Bank and each Bank hereby agrees to acquire from each Swing Line Lender, an individual participation interest in each Swing Loan in an amount equal to such Bank’s Pro rata share of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the benefit of each Swing Line Lender, such Bank’s Pro rata share of such Swing Loan. Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.07(c) is absolute and unconditional, and shall not be affected by any circumstance whatsoever, including without limitation, the occurrence and continuance of a Possible Default or Event of Default or whether or not the agreements and conditions of Article V are then satisfied and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank’s Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this Section 2.07(c) by wire transfer of immediately available funds, in the same manner as provided in Section 5.02 hereof with respect to Revolving Loans to be made by such Bank.

(d) On the Second Amendment Closing Date, the Borrower shall execute and deliver to each Swing Line Lender, a Swing Line Note with all blanks appropriately completed in conformity herewith. The Swing Line Note issued to each Swing Line Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Swing Line Lender and dated as of the Second Amendment Closing Date, (iii) be in a stated principal amount equal to the Swing Line Commitment of such Swing Line Lender and payable in the principal amount of the Swing Loans evidenced thereby and (iv) be entitled to the benefits of this Agreement and the other Related Writings. The Swing Line Notes shall be subject to the terms of this Agreement.

(e) The proceeds of Swing Loans shall be used by the Borrower for general working capital purposes of the Borrower.

3. AMENDMENT TO SECTION 3.01(a) OF THE CREDIT AGREEMENT. Section 3.01(a) of the Credit Agreement shall be amended by deleting the amount of “$50,000,000” contained therein and replacing it with the amount of “$60,000,000”, but leaving it the same in all other respects.

4. AMENDMENT TO SECTION 4.01(d) OF THE CREDIT AGREEMENT. Section 4.01(d) of the Credit Agreement shall be deleted in its entirety and replaced with the following:

SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and from and including the Second Amendment Closing Date to the Termination Date, shall be 50 basis points for the Base Rate Option and 195 basis points for the LIBOR Rate Option.

5. AMENDMENT TO SECTION 4.05 OF THE CREDIT AGREEMENT. Section 4.05 of the Credit Agreement shall be amended by deleting the word “Revolving” each of the first two times it appears in said Section 4.05, but leaving it the same in all other respects.

6. AMENDMENT TO ARTICLE V OF THE CREDIT AGREEMENT. Article V of the Credit Agreement shall be amended as follows:

(a) Addition of New Section 5.01(c). Section 5.01 of the Credit Agreement shall be amended by adding a new Section 5.01(c) as follows:

(c) Whenever the Borrower desires to incur a Swing Loan, it shall give the Agent, prior to 2:00 p.m. (Cleveland time) on the proposed date of borrowing of any Swing Loan, written notice (or telephonic notice promptly confirmed in writing) in the form of a Notice of Borrowing of each such Swing Loan. The Agent shall promptly give each Swing Line Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Swing Loan, of such Swing Line Lender’s pro rata share thereof and of other matters covered by the Notice of Borrowing relating to such Swing Loan.

(b) Addition of New Section 5.02(c). Section 5.02 of the Credit Agreement shall be amended by adding a new Section 5.02(c) as follows:

(c) No later than 3:00 p.m. (Cleveland time) on the date specified in each Notice of Borrowing relating to a Swing Loan, each Swing Line Lender will make available its pro rata portion of each Swing Loan requested to be made on such date in the manner provided below in this Section 5.02(c). All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at its office listed on the signature pages hereto and the Agent promptly will make available to the Borrower by depositing to its account at the Agent’s office the aggregate of the amounts so made available in the type of funds received.

(c) Amendment to Section 5.06. Section 5.06 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

SECTION 5.06. UNUSED COMMITMENTS. (a) For each day that the Revolving Credit Exposure equals or exceeds fifty percent (50%) of the Total Revolving Loan Commitments, the Borrower shall pay to the Agent, for the Pro rata benefit of the Banks, an unused commitment fee at the rate per annum (based on a year of 360 days and calculated for the actual number of days elapsed) of fifteen (15) basis points times the excess of the Total Revolving Loan Commitments then in effect over the Revolving Credit Exposure on that day and (b) for each day that the Revolving Credit Exposure is less than fifty percent (50%) of the Total Revolving Loan Commitments, the Borrower shall pay to the Agent, for the Pro rata benefit of the Banks, an unused commitment fee at the rate per annum (based on a year of 360 days calculated for the actual number of days elapsed) of twenty-five (25) basis points times the excess of the Total Revolving Loan Commitments then in effect over the Revolving Credit Exposure on that day. The unused commitment fee shall be payable on the first Cleveland Banking Day after each Fiscal Quarterly Date commencing May 2, 2005 and continuing on the first Cleveland Banking Day after each Fiscal Quarterly Date thereafter. After any permanent reduction of the Total Revolving Loan Commitments pursuant to Section 5.07, the unused commitment fees payable hereunder shall be calculated upon the Total Revolving Loan Commitments of the Banks as so reduced.

(d) Amendment of Section 5.07(a). Section 5.07(a) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

(a) At any time during the Commitment Increase Period, the Borrower may request the Agent to increase the Total Revolving Loan Commitments from the Closing Date Commitment Amount of $450,000,000 up to an amount that shall not exceed $550,000,000. Each such increase may be made by either (i) proportionally increasing, for one or more Banks, with their prior written consent, their respective Commitments, in increments of at least Five Million Dollars ($5,000,000), or (ii) including one or more Additional Banks, each with a new Commitment of at least Twenty Five Million Dollars ($25,000,000), as a party to this Agreement (collectively, the “Additional Commitments”). During the Commitment Increase Period, all of the Banks agree that the Agent, in its sole discretion, exercised in good faith, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Bank, if any, shall execute an Additional Bank Assumption Agreement, (B) the Agent shall provide to each Bank a revised Exhibit A to this Agreement, at least three Cleveland Banking Days prior to the effectiveness of such Additional Commitments (each, an “Additional Bank Assumption Effective Date”), (C) the Borrower shall execute and deliver to the Agent, the Banks and the Additional Banks such replacement or additional Notes as shall be required by the Agent, the Banks or such Additional Banks, as the case may be, and (D) the Borrower shall pay to the Agent for the benefit of each Bank and Additional Bank with an Additional Commitment, a commitment fee in an amount equal to 25 basis points times the amount of such Bank’s or Additional Bank’s Additional Commitment. The Banks hereby authorize the Agent to execute each Additional Bank Assumption Agreement on behalf of the Banks. On each Additional Bank Assumption Effective Date, the Banks shall make adjustments among themselves with respect to the Revolving Loans and LC Obligations then outstanding, participations in Swing Loans outstanding, if any, and amounts of principal, interest, fees and other amounts paid and payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to reallocate among such Banks such outstanding amounts, based on their respective Pro rata shares of the then effective Total Revolving Loan Commitments and to otherwise carry out fully the intent and terms of this Section 5.07(a). In connection therewith, it is understood and agreed that the Maximum Amount of any Bank as set forth under such Bank’s name on Exhibit A hereto will not be increased (or decreased except pursuant to Section 5.07(b) hereof) without the prior written consent of such Bank. The Borrower shall not request any increase in the Total Revolving Loan Commitments pursuant to this Section 5.07(a) if a Possible Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.

7. AMENDMENT TO SECTION 7.17 OF THE CREDIT AGREEMENT. Section 7.17 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

SECTION 7.17. USE OF PROCEEDS. All proceeds of the Revolving Loans shall be used as provided in Section 2.04 and all proceeds of the Swing Loans shall be used as provided in Section 2.07(e).

8. AMENDMENT TO SECTION 12.13 OF THE CREDIT AGREEMENT. Section 12.13 of the Credit Agreement shall be amended by deleting the parenthetical contained in the first sentence thereof and replacing it with the following parenthetical, but leaving it the same in all other respects:

(except as to Swing Loans prior to the Agent’s giving of notice to participate and under Sections 4.06, 4.07, 4.08, 4.09, 4.10 and/or 4.11, hereof).

9. AMENDMENT TO SECTION 13.02 OF THE CREDIT AGREEMENT. Section 13.02 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

SECTION 13.02. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes or of the Guaranty, nor any consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks, the Super Majority Banks or all of the Banks, as appropriate, under this Section 13.02, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks, or, if there is any borrowing hereunder, the holders of one hundred percent (100%) (by outstanding principal amount) of the Notes (excluding the Swing Line Notes), shall be required with respect to (a) an increase in any Commitment, an increase in the Maximum Swing Line Amount, the extension of maturity of the Notes (other than the Swing Line Notes) or the payment date of interest thereunder, (b) any reduction in the rate of interest on the Notes (other than the Swing Line Notes), or in any amount of principal or interest due on any Note (other than the Swing Line Notes) or in the amount of fees or other amounts due to the Banks (or any of them) hereunder or under the Related Writings or any change in the manner of Pro rata application of any payment made by the Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (c) any change in any percentage voting requirements in this Agreement, (d) the release of all of the value of the Guaranty, or any material amendment or modification thereto, or any other guarantee in favor of the Banks, provided, that only the consent of the Required Banks will be required to increase the outstanding and unredeemed principal amount of Indebtedness that may be incurred by the Parent under the Indenture and to modify the provisions of, and definitions in the Guaranty related thereto, (e) any amendment to the definitions of Required Banks, Super Majority Banks or Reference Banks set forth herein or to this Section 13.02, or (f) any material amendment to any representation, warranty, covenant, Possible Default, Event of Default or remedy provided herein or under any Related Writing. The consent of the holders of eighty percent (80%) (by outstanding principal amount) of the Notes (excluding the Swing Line Notes) (the “Super Majority Banks”) shall be required for any amendments, modifications or other changes to Section 8.13 or Section 9.14 of the Guaranty. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Agent to all Banks, provided, that, notwithstanding anything contained herein to the contrary, the Agent and the Swing Line Lenders shall have the right to decrease the interest rate on the Swing Loans, extend the maturity of payments on the Swing Loans for ten (10) days beyond the applicable Swing Loan Maturity Date and decrease the amount of payments on the Swing Loans, without the consent of any other Banks, other than the other Swing Line Lender and any Bank that has purchased a participation in such Swing Loans pursuant to Section 2.07(c) hereof. Each Swing Line Lender must consent to any increase in the Maximum Swing Line Amount. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section 13.02, regardless of its failure to agree thereto.

10. REPLACEMENT OF EXHIBITS A AND F. The Credit Agreement is hereby amended to replace Exhibit A and Exhibit F thereto with Exhibit A and Exhibit F, respectively, attached to this Amendment.

11. ADDITION OF EXHIBIT D-1. The Credit Agreement is hereby amended to add as an Exhibit thereto, the Exhibit D-1 attached to this Amendment.

12. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agents and each of the Banks as follows:

(a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof (after giving effect to any revisions to Schedule 9.22 or Schedule 9.23 that may have been delivered to the Agents on or before the Second Amendment Closing Date.

(b) REQUISITE AUTHORITY. The Borrower has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Amendment and each and every other agreement, certificate, or document required by this Amendment; including, without limitation, each Swing Line Note.

(c) DUE AUTHORIZATION; VALIDITY. The Borrower has taken all necessary action to authorize the execution, delivery, and performance by it of this Amendment and every other instrument, document, and certificate relating thereto. Each of this Amendment and each Swing Line Note has been duly executed and delivered by the Borrower and is the legal, valid, and binding obligation of the Borrower enforceable against it in accordance with its respective terms.

(d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance of this Amendment, the Swing Line Notes and the transactions contemplated hereby and thereby

(e) NO DEFAULTS. No event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default under the Credit Agreement.

13. CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

(a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Amendment, prior to or concurrently with the Second Amendment Closing Date, and as conditions precedent to the effectiveness of the amendments to the Credit Agreement provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agents and the Banks and their respective counsel:

(i) LOAN DOCUMENTS AND CORPORATE DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed, and delivered by the Borrower and/or the Parent, and/or certified, as the case may be:

(1) Certified copy of the resolutions of the board of directors of the Borrower evidencing approval of the execution, delivery and performance of this Amendment;

(2) Certified copy of the resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of the Second Amendment to Guaranty dated as of the date hereof, by the Parent in favor of the Agents and the Banks (the “Second Amendment to Guaranty”);

(3) A good standing certificate, dated as of a recent date, from the State of Ohio for the Borrower;

(4) A good standing certificate, dated as of a recent date, from the State of Ohio for the Parent;

(5) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign this Amendment, together with the true signatures of such officers;

(6) A certificate of the secretary or assistant secretary of the Parent certifying the names of the officers of the Parent authorized to sign the Second Amendment to Guaranty, together with the true signatures of such officers;

(7) Counterparts of this Amendment, executed and delivered by the Borrower, the Agents, and the Banks and of the Parent’s Acknowledgment and Consent of this Amendment executed and delivered by the Parent;

(8) A Swing Line Note, executed and delivered by the Borrower and made payable to each Swing Line Lender in the amount of its respective Swing Line Commitment;

(9) Copies of the Articles of Incorporation and Code of Regulations of the Borrower, certified by the secretary or the assistant secretary of the Borrower as being true and complete as of the Second Amendment Closing Date;

(10) Copies of the Articles of Incorporation and Code of Regulations of the Parent, certified by the secretary or the assistant secretary of the Parent as being true and complete as of the Second Amendment Closing Date;

(11) Counterparts of the Second Amendment to Guaranty, executed and delivered by the Parent, the Agents and the Banks; and

(12) A certificate of the secretary or assistant secretary of the Borrower and the Parent certifying that as of the date of this Amendment, no Event of Default or Possible Default exists or will exist under the Credit Agreement, as amended hereby, or the Guaranty.

(ii) OPINION OF COUNSEL FOR PARENT. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution, and delivery, and legality, validity and enforceability of the Second Amendment to Guaranty and the Parent’s Acknowledgment and Consent of this Amendment and such other matters as the Agents or the Banks may request.

(iii) OPINION OF COUNSEL FOR BORROWER. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution, and delivery, and legality, validity and enforceability of this Amendment and the Swing Line Notes and such other matters as the Agents or the Banks may request.

(iv) PAYMENT OF FEES TO BANKS. On or before the Second Amendment Closing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses incurred by them through the Second Amendment Closing Date in the preparation, negotiation and execution of this Amendment and the Second Amendment to Guaranty (including, without limitation, the reasonable legal fees and expenses of Thompson Hine LLP). The Borrower shall pay an amendment fee to the Administrative Agent for distribution to the Banks in the amount set forth in the fee letter from the Agents to the Borrower dated as of March 11, 2005.

(v) REVISED SCHEDULES. If necessary to make the representations and warranties contained in Section 2(a) above true, correct and complete, the Borrower shall have delivered to the Agents and the Banks a new Schedule 9.22 and/or Schedule 9.23.

(b) DEFINITION. The “Second Amendment Closing Date” shall mean the date this Amendment is executed and delivered by the Borrower, the Banks and the Agents and all the conditions set forth in subsection (a) of this Section 13 have been satisfied or waived in writing by the Agents.

14. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this Amendment by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this Amendment or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

15. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this Amendment, all provisions of the Credit Agreement continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement shall be applicable to this Amendment.

IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Second Amendment to Credit Agreement to be executed and delivered as of the date first above written.

FOREST CITY RENTAL PROPERTIES
CORPORATION

By:\s\ Thomas G. Smith

Title: Vice President and Secretary

KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By: \s\ Donald Woods

Title: Assistant Vice President

NATIONAL CITY BANK, Individually and
as Syndication Agent

By: \s\ Anthony DiMare

Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: \s\ Richard Gross

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: \s\ Dennis J. Redpath

Title: Senior Vice President

COMERICA BANK

By:	\s\ Charles Weddell

Title: Vice President

(Signature page to Second Amendment to Credit Agreement)

FIRST MERIT BANK

By: \s\ R. W. Carpenter

Title: Executive Vice President

LASALLE BANK NATIONAL ASSOCIATION

By: \s\ Marilyn Maloney

Title: Senior Vice President

MANUFACTURERS AND TRADERS
TRUST COMPANY

By: \s\ Kevin B. Quinn

Title: Vice President

FIFTH THIRD BANK

By: \s\ R. C. Lanctot

Title: Vice President

FLEET NATIONAL BANK

By: \s\ James Magaldi

Title: Vice President

CALYON NEW YORK BRANCH

By: \s\ John A Wain

Title: Managing Director

(Signature page to Second Amendment to Credit Agreement)

BANK OF MONTREAL

By: \s\ Thomas A. Batterham

Title: Managing Director

CHARTER ONE BANK, N.A.

By: \s\ Chet C. Shedloski

Title: Vice President

(Signature page to Second Amendment to Credit Agreement)
ACKNOWLEDGMENT AND CONSENT OF GUARANTOR

FOREST CITY ENTERPRISES, INC., an Ohio corporation, Guarantor under that certain Guaranty of Payment of Debt issued on or about March 22, 2004, as amended by that certain First Amendment to Guaranty of Payment of Debt, dated as of January 19, 2005 and that certain Second Amendment to Guaranty of Payment of Debt, dated as of April 7, 2005 (as so amended, the “Guaranty of Payment of Debt”) to and in favor of the Agents and the Banks in respect of, inter alia., the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing Second Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing Second Amendment to Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing Second Amendment to Credit Agreement.

Dated: April 7, 2005	FOREST CITY ENTERPRISES, INC.

By: \s\ Thomas G. Smith

Title: Vice President and Secretary

EXHIBIT A

Bank	Maximum Amount

National City Bank	$75,000,000
KeyBank National Association	$50,000,000
The Huntington National Bank	$45,000,000
U.S. Bank National Association	$40,000,000
Fifth Third Bank	$30,000,000
Fleet National Bank	$30,000,000
LaSalle Bank National Association	$30,000,000
Manufacturers and Traders Trust Company	$30,000,000
Comerica Bank	$27,500,000
Calyon	$25,000,000
First Merit Bank	$25,000,000
Bank of Montreal	$23,750,000
Charter One Bank	$23,750,000

TOTAL	$450,000,000

EXHIBIT D-1

SWING LINE NOTE
(Bank)

$     Cleveland, Ohio

April ___, 2005

FOR VALUE RECEIVED, the undersigned, FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), hereby promises to pay to the order of      (the “Holder”), in lawful money of the United States of America at the main office of KeyBank National Association, Administrative Agent, 127 Public Square, Cleveland, Ohio 44114, the principal sum of      DOLLARS ($     ), or, if lesser, the aggregate unpaid principal amount of all Swing Loans evidenced by this Swing Line Note (this “Note”) made by the Holder to the Borrower pursuant to Section 2.07 of the Credit Agreement (as defined hereinafter). The unpaid principal balance outstanding on this Note from time to time and interest thereon shall be determined by the ledgers and records of the Holder as accurately maintained.

This Note is one of the Swing Line Loan Notes defined and referred to in, and is entitled to the benefits of, a certain Credit Agreement, dated as of March 22, 2004, by and among the Borrower, the Banks named therein, KeyBank National Association, as Administrative Agent, and National City Bank, as Syndication Agent (said Credit Agreement, as it may be amended, restated, or otherwise modified from time to time, being herein called the “Credit Agreement”). A statement of the rights of the Holder and the duties and obligations of the Borrower in relation thereto is made by reference to the Credit Agreement, but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note when due. Capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

The principal of this Note shall be due and payable on the earlier of the Swing Loan Maturity Date applicable thereto and the Termination Date. The Borrower also promises to pay interest on the unpaid principal amount of this Note from time to time outstanding from the date of this Note until the payment in full thereof at the rates per annum determined in accordance with Section 2.07 of the Credit Agreement. Interest shall be payable on each date provided for in or determined in accordance with the provisions of the Credit Agreement; provided, that interest on any principal not paid when due shall be due and payable on demand.

Interest on this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

Reference is hereby made to the Credit Agreement, which contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events and for voluntary prepayments hereon. The term “Holder” includes the successors and assigns, if any, of the Holder named in the first paragraph hereof.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate(s) equal to the rate(s) otherwise in effect pursuant to the Credit Agreement plus two percent (2%) per annum. All payments of principal and interest on this Note shall be made in immediately available funds.

The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit, and agrees that the Holder may extend the time for payment, accept partial payment, take security therefor or exchange or release any collateral, without discharging or releasing the Borrower.

This Note was executed in Cleveland, Cuyahoga County, Ohio. The construction, validity and enforceability of this Note shall be governed by and interpreted according to the laws of the State of Ohio.

The Borrower authorizes any attorney at law to appear before any court of record, whether state or Federal, in the county where this Note was executed or where the Borrower resides or may be found, after the unpaid principal balance of this Note becomes due, either by lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, and waive the issuance and service of process, admit the maturity of this Note, by reason of acceleration or otherwise, and confess judgment against the Borrower in favor of the Holder of this Note for the amount then appearing due on this Note, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stays of execution. The Borrower expressly authorizes any attorneys or agents for the Holder to receive compensation from the Holder for services rendered in exercising the foregoing warrant of attorney and in the enforcement of any judgment obtained against the Borrower in favor of the Holder on this Note, and the Borrower expressly waives any conflict of interest to which any attorneys for the Holder may be subject that may arise in connection with such attorneys exercising any of the rights and/or powers of the Holder provided for herein or the enforcement of any judgment hereon in favor of the Holder. The foregoing warrant of attorney shall survive any judgment and may be used from time to time without exhausting the right to further use the warrant of attorney and, if any judgment be vacated for any reason, the Holder of this Note nevertheless may use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Borrower.

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.”

FOREST CITY RENTAL PROPERTIES
CORPORATION

By:

Thomas G. Smith

Vice President and Assistant Secretary

EXHIBIT F

FORM OF NOTICE OF BORROWING

     , 200_

KeyBank National Association, as Administrative Agent under the

Credit Agreement (referred to below)

127 Public Square
Cleveland, Ohio 44114

Attention:

Ladies and Gentlemen:

The undersigned, Forest City Rental Properties Corporation (the “Borrower”), hereby gives you notice, irrevocably, pursuant to Section 5.01 of the Credit Agreement, dated as of March 22, 2004 (as amended from time to time, the “Credit Agreement”; the terms defined therein being used herein as so defined), among the Borrower, various Banks from time to time party thereto, National City Bank, as Syndication Agent, and you, as Administrative Agent for such Banks, that the undersigned requests a Loan under the Credit Agreement and for that purpose sets forth below the information relating to such Loan (the “Proposed Loan”):

(i) The proposed borrowing is to be a [Revolving Loan] [Swing Loan].

(ii) The aggregate principal amount of the Proposed Loan is $     .

(iii) The Cleveland Banking Day of the Proposed Loan is      .1

(iv) The Proposed Loan, if a Revolving Loan, shall be initially maintained subject to the [Base Rate Option] [the LIBOR Rate Option].

(v) The initial Interest Period for the Proposed Loan (if subject to the LIBOR Rate Option) is        month(s).

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Proposed Loan:

(A) the representations and warranties contained in the Credit Agreement and the Related Writings are and will be true and correct in all material respects, both before and after giving effect to the Proposed Loan and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(B) no Possible Default or Event of Default has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds thereof.

FOREST CITY RENTAL PROPERTIES
CORPORATION

By:

Name:
Title:

1Shall be a Cleveland Banking Day at least one Cleveland Banking Day in the case of Loans subject to the Base Rate Option and two Cleveland Banking Days in the case of Loans subject to the LIBOR Rate Option, in each case, after the date hereof and may be the same day as the date hereof if a Swing Loan.